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                                                                    EXHIBIT 12.1


                             PEREGRINE SYSTEMS, INC.
        COMPUTATION OF RATIO OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

                       (in thousands except ratio amounts)




                                                                                                                 Six months
                                                                                                                    ended
                                                          Fiscal Year Ended March 31,                           September 30,
                                       -------------------------------------------------------------------  ---------------------
                                       1997           1998           1999             2000          2001      2000         2001
                                       -----          -----         -------          ------       --------  --------     --------
Income (loss) before income taxes      4,210          4,742         (13,075)         (8,618)      (813,945) (162,991)    (576,515)

Fixed charges.................           400             38              26             451          1,069       173       14,880
                                       -----          -----         -------          ------       --------  --------     --------
Earnings (losses) available to
cover fixed charges...........         4,610          4,780         (13,049)         (8,167)      (812,876) (162,818)    (561,635)
                                       =====          =====         =======          ======       ========  ========     ========


Fixed Charges.................           400             38              26             451          1,069       173       14,880

Ratio of earnings to cover fixed
charges.......................            11.5x         125.8x           --              --             --        --           --

Deficiency of earnings available
to cover fixed charges .......            --             --          13,075           8,618        813,945   162,991      567,515
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